Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES FIRST QUARTER 2012 RESULTS

The Woodlands, Texas (May 9, 2012) – TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced first quarter 2012 net income from continuing operations attributable to TETRA stockholders of $0.01 per fully diluted share compared to a loss of $(0.03) per fully diluted share reported in the first quarter of 2011. Such results for the first quarter of 2012 include a net pretax special credit of $2.8 million in our service businesses and a pretax loss by the Maritech segment of $(2.1) million that aggregate to approximately $0.01 of net income per share after tax, compared to a pretax loss associated with the Maritech segment of $(4.2) million, or approximately $0.03 per share after tax, in the first quarter of 2011.

Consolidated revenues for the quarter ended March 31, 2012 were $180.8 million versus $222.5 million in the first quarter of 2011. Total gross profit was $32.4 million in the first quarter of 2012 versus $26.4 million in the first quarter of 2011. Income before discontinued operations was $1.1 million in the first quarter of 2012 versus a loss of $(2.5) million in the comparable period of 2011. Net income (loss) attributable to TETRA stockholders was $0.7 million in 2012’s first quarter versus $(2.5) million in 2011’s first quarter. The foregoing results include the impact of the Maritech segment. As discussed below, management believes that it is helpful to an understanding of the Company’s business going forward to present financial results excluding the impact of Maritech. Such results, reconciled to the nearest GAAP financial measures, are included at the end of this press release.

Consolidated results per share from continuing operations attributable to TETRA stockholders for the first quarter of 2012 were net income of $0.01 with 78.3 million weighted average diluted common shares outstanding versus a loss of $(0.03) with 76.3 million weighted average diluted common shares outstanding in the first quarter of 2011. As of March 31, 2012, long-term debt was $305.0 million and cash was $121.4 million.

Divisional pretax earnings (loss) from continuing operations in the first quarter of 2012 versus the first quarter of 2011 were: Fluids Division – $11.5 million in 1Q 2012 and $7.2 million in 1Q 2011; Production Testing – $5.7 million in 1Q 2012 and $9.1 million in 1Q 2011; Compressco – $3.5 million in 1Q 2012 and $4.0 million in 1Q 2011; Offshore Services – a loss of $(1.0) million in 1Q 2012 and a loss of $(4.4) million in 1Q 2011; and, Maritech – a loss of $(2.1) million in 1Q 2012 and a loss of $(4.5) million in 1Q 2011.

Financial data comparing the first quarter of 2012 to the prior year’s first quarter is available in the financial tables set forth below.

Stuart M. Brightman, TETRA’s President and Chief Executive Officer, stated, “Our results for the first quarter of 2012 reflect an improving market in the Gulf of Mexico for our fluids business as well as some of the short-term challenges faced by our onshore U.S. operations as a result of current natural gas prices. In addition, our Offshore Services segment was negatively impacted during the first quarter by worse than normal seasonal weather conditions in the Gulf of Mexico.

“For the Fluids Division, our sequential improvement in profitability during the first quarter was driven by a combination of factors. First, our offshore Gulf of Mexico operations  benefited from a higher level of activity and a favorable product and customer mix. Our Eastern Hemisphere fluids business also showed strength in the first quarter, and our chemicals business improved sequentially versus the fourth quarter of 2011. These improvements were partially offset by a more challenging market and lower activity levels for our onshore U.S. fluids business.

“Our Production Testing segment was also impacted by the onshore U.S. reduction in activity related to current natural gas pricing. The segment continued to perform well, although profitability was down sequentially. In addition, we incurred transaction costs of $1.3 million associated with the acquisition of Optima Solutions Holdings Limited (Optima) during the first quarter. We remain confident in the growth opportunities for this segment, as evidenced by our continuing capital spending and our recent acquisitions of Optima and the assets and operations of Eastern Reservoir Services (ERS). Our international Production Testing business was impacted during the first quarter by a delay of certain contract awards that are now expected later in the year.

“Compressco’s profitability decreased sequentially during the first quarter, primarily due to decreased U.S. activity and the ongoing challenges associated with increased fuel, maintenance and labor costs. Compressco’s fleet utilization was also negatively impacted by the lower activity levels related to current natural gas prices. Compressco has taken steps to mitigate these cost factors by making headcount reductions and aggressively pursuing other cost reduction opportunities. We continue to focus on Compressco’s unconventional, liquid-driven applications in the U.S. market and international expansion, particularly in Mexico.

“During the first quarter, our Offshore Services segment continued to be impacted by adverse seasonal weather conditions in the Gulf of Mexico, which primarily affected utilization of our heavy-lift assets. The segment’s first quarter results also include a $4.1 million gain on the sale of non-core assets. As we move into the second quarter with a strong backlog, we anticipate improved utilization of our major assets through the second and third quarters. We continue to receive very favorable demand for the TETRA Hedron from our customer base.

“Our Maritech segment continued its strategy of reducing its abandonment and decommissioning liabilities, spending approximately $15.7 million on these activities during the first quarter. We still expect that our total spending on these activities during 2012 will aggregate to approximately $70 to $80 million. Our objective is to substantially extinguish the remaining liabilities in 2013.

“Our cash balance as of March 31, 2012 was $121.4 million. Excluding restricted cash and $6.0 million of cash attributable to Compressco, net debt as of March 31, 2012 was $189.6 million (net debt is a non-GAAP financial measure that is reconciled to the nearest GAAP financial measure below). Even after the ERS acquisition, which took place after the end of the first quarter, we believe we have adequate liquidity with which to pursue additional acquisitions and execute our 2012 capital spending plan while remaining well within our financial covenants.

“During the past two months we have successfully completed two strategic acquisitions. The first of these was our March acquisition of Optima, which allowed us to enter the rig cooling business with a strong presence in many of the key international oil and gas producing regions. We believe the Optima acquisition will accelerate our strategic goal of offering customers a broader range of well completion and production testing services. In addition, during April we announced the acquisition of the assets and operations of ERS, a leading provider of frac flow back services to oil and gas operators in the Appalachian and U.S. Rocky mountain regions. We believe this acquisition strengthens our positions in Marcellus and the liquids-rich Utica shale plays, as well as opening up a new territory for us in the Rockies. We expect ERS to integrate smoothly with our existing onshore U.S. businesses, and we should begin to see pull-through revenues as well as cost reduction opportunities.”

As a result of Maritech’s sale of essentially all of its oil and gas properties during 2011 and 2012, the Company believes it will be helpful to provide adjusted financial results that exclude the impact of Maritech. These results are intended to show TETRA’s historical results of operations on a basis that is consistent with expected operations going forward. Set forth below in this press release under Reconciliation of Non-GAAP Financial Measures is a presentation of TETRA’s consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, and consolidated income before taxes and discontinued operations excluding Maritech and oil and gas derivative ineffectiveness, all of which are non-GAAP financial measures that are reconciled to the nearest GAAP measures.

TETRA will host a conference call to discuss first quarter 2012 results today, May 9, 2012, at 10:30 am ET. Stuart M. Brightman, TETRA’s President and Chief Executive Officer, and Joseph M.

Abell, TETRA’s Chief Financial Officer, will host the call. The phone number for the call is 800/860-2442. The conference will also be available by live audio webcast and may be accessed through TETRA’s website at www.tetratec.com.

TETRA is a geographically diversified oil and gas services company focused on completion fluids and other products, after-frac flow back and production well testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2012, anticipated benefits from the Company’s acquisitions of assets and businesses, projections concerning the Company’s business activities in the Gulf of Mexico, including potential future benefits from increased regulatory oversight of well abandonment and decommissioning activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

	Three Months Ended March 31,
	2012	2011
	(In Thousands)

Revenues	$180,796	$222,545
Gross profit	32,395	26,364

General and administrative expense	30,891	27,762
Interest expense, net	4,151	4,191
Other income (expense)	4,399	1,548
Income (loss) before taxes and discontinued operations	1,752	(4,041)
Provision (benefit) for income taxes	604	(1,529)
Income (loss) before discontinued operations	1,148	(2,512)
Loss from discontinued operations, net of taxes	(1)	(3)
Net income (loss)	1,147	(2,515)
Net (income) attributable to noncontrolling interest	(466)	-
Net income (loss) attributable to TETRA stockholders	$681	$(2,515)

	Three Months Ended March 31,
	2012	2011
	(In Thousands, Except Per Share Amounts)
Basic per share information:
Income (loss) before discontinued operations
attributable to TETRA stockholders	$0.01	$(0.03)
Loss from discontinued operations attributable
to TETRA stockholders	(0.00)	(0.00)
Net income (loss) attributable to TETRA stockholders	$0.01	$(0.03)
Weighted average shares outstanding	77,069	76,251

Diluted per share information:
Income (loss) before discontinued operations
attributable to TETRA stockholders	$0.01	$(0.03)
Loss from discontinued operations attributable
to TETRA stockholders	(0.00)	(0.00)
Net (loss) income attributable to TETRA stockholders	$0.01	$(0.03)
Weighted average shares outstanding	78,281	76,251

Depreciation, depletion and amortization (A)	$17,333	$37,392

(A) DD&A information for 2011 includes asset impairments under successful efforts accounting.

	Three Months Ended March 31,
	2012	2011
	(In Thousands)
Revenues by segment:
Fluids Division	$79,333	$77,344
Production Enhancement Division
Production Testing	38,283	33,210
Compressco	22,682	21,884
Production Enhancement Division total	60,965	55,094
Offshore Division
Offshore Services	45,095	51,715
Maritech	2,615	44,022
Intersegment eliminations	(7,312)	(5,616)
Offshore Division total	40,398	90,121
Corporate overhead	125	-
Eliminations and other	(25)	(14)
Total revenues	$180,796	$222,545

Gross profit by segment:
Fluids Division	$17,920	$13,607
Production Enhancement Division
Production Testing	9,935	11,992
Compressco	7,881	6,619
Production Enhancement Division total	17,816	18,611
Offshore Division
Offshore Services	(1,105)	(663)
Maritech	(1,494)	(4,577)
Intersegment eliminations	-	71
Offshore Division total	(2,599)	(5,169)
Eliminations and other	(742)	(685)
Total gross profit	$32,395	$26,364

	Three Months Ended March 31,
	2012	2011
	(In Thousands)
Income before taxes and discontinued operations by segment:
Fluids Division	$11,465	$7,249
Production Enhancement Division
Production Testing	5,677	9,083
Compressco	3,510	4,005
Production Enhancement Division total	9,187	13,088
Offshore Division
Offshore Services	(1,033)	(4,376)
Maritech	(2,081)	(4,520)
Intersegment eliminations	-	159
Offshore Division total	(3,114)	(8,737)
Corporate overhead	(15,786)	(15,641)
Total income before taxes and discontinued operations	$1,752	$(4,041)

	March 31, 2012	December 31, 2011
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$121,399	$204,412
Accounts receivable, net	164,169	141,537
Inventories	104,230	99,985
Other current assets	74,770	82,567
PP&E, net	554,889	529,301
Other assets	199,789	145,508
Total assets	$1,219,246	$1,203,310

Current portion of decommissioning liabilities	$94,204	$105,008
Other current liabilities	138,593	127,357
Long-term debt	305,000	305,000
Long-term portion of decommissioning liabilities	32,640	34,827
Other long-term liabilities	73,040	62,030
Equity	575,769	569,088
Total liabilities and equity	$1,219,246	$1,203,310

Reconciliation of Non-GAAP Financial Measures

This press release refers to net debt, revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech and oil and gas derivative ineffectiveness, and diluted per share information excluding Maritech and oil and gas derivative ineffectiveness, all of which are financial measures not derived in accordance with generally accepted accounting principles, or “GAAP.”

As a supplement to financial results prepared in accordance with GAAP, the Company has provided the following tables which contain results excluding the impact of Maritech. The tables also include reconciliations of revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech and oil and gas derivative ineffectiveness, and diluted per share information excluding Maritech and oil and gas derivative ineffectiveness to the appropriate GAAP financial measures. The Company’s management views revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech and oil and gas derivative ineffectiveness, and diluted per share information excluding Maritech and oil and gas derivative ineffectiveness as appropriate measures to evaluate its results of operations following the sales of Maritech oil and gas producing properties that occurred during 2011 and 2012. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be used as a substitute for revenues, gross profit, income before taxes, earnings per share or other measures of financial performance presented in accordance with GAAP. Reconciliations of revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech and oil and gas derivative ineffectiveness, and diluted per share information excluding Maritech and oil and gas derivative ineffectiveness for the three month periods ended March 31, 2012 and

March 31, 2011 are provided below.

	Three Months Ended March 31,
	2012	2011
	(In Thousands, Except Per Share Amounts)

Consolidated revenues	$180,796	$222,545
Less: Maritech revenues	(2,615)	(44,022)
Consolidated revenues excluding Maritech	$178,181	$178,523

Consolidated gross profit	$32,395	$26,364
Less: Maritech gross (profit) loss	1,494	4,577
Consolidated gross profit excluding Maritech	$33,889	$30,941

Consolidated income (loss) before taxes and
discontinued operations	$1,752	$(4,041)
Less: Maritech (income) loss before taxes	2,081	4,520
Less: Derivative ineffectiveness	-	(277)
Consolidated income (loss) before taxes and discontinued
operations excluding Maritech and derivative ineffectiveness	$3,833	$202

Diluted per share information:
Net income attributable to TETRA stockholders	$0.01	$(0.03)
(Income) loss for Maritech	0.02	0.03
(Income) loss for derivative ineffectiveness	-	(0.00)
Net income (loss) attributable to TETRA stockholders
excluding Maritech and derivative ineffectiveness	$0.03	$0.00

The following reconciliation of net debt is also presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of Compressco Partners, L.P. Management views net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of long-term debt to net debt as of March 31, 2012 and December 30, 2011 is provided below.

	March 31, 2012	December 31, 2011
	(In Thousands)
Net Debt:
Long-term debt	$305,000	$305,000
Less: cash, excluding Compressco
Partners' cash	(115,379)	(186,936)
Net debt	$189,621	$118,064

These reconciliations are not a substitute for financial information prepared in accordance with GAAP and should be considered within the context of the complete financial results for the given period.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com